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                                                                    EXHIBIT 23.2






                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-1 (File No. 33-81088; 33-81088-01; 33-81088-02) of our report dated May 5, 1995, except for
Note 11 as to which the date is November 1, 1995, on our audits of the combined financial statements of The Sammons Systems (cable systems of Sammons Communications, Inc. purchased by Marcus Cable Associates L.P.) We also consent to the reference to our firm under the caption "Experts".





                                                Coopers & Lybrand L.L.P



April 25 , 1997
Dallas, Texas